COMPANY NOTE

$200,000.00	October 18, 2011

SUNVALLEY SOLAR, INC.
Convertible Promissory Note

For value received, Sunvalley Solar, Inc., a Nevada corporation (the “Borrower”), hereby promises to pay to the order of Tonaquint, Inc., a Utah corporation, or its successors or assigns (the “Lender” or “Holder”, and together with the Borrower, the “Parties”), the principal sum of $200,000.00 together with all accrued and unpaid interest thereon, fees incurred or other amounts owing hereunder, all as set forth below in this Convertible Promissory Note (this “Note”). This Note is issued pursuant to that certain Securities Purchase Agreement dated October 18, 2011, entered into by and between the Borrower and the Lender, as the same may be amended from time to time, (the “Purchase Agreement”). Defined terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Purchase Agreement.

1.                  Principal and Interest Payments. Interest on the unpaid principal balance of this Note and any unpaid fees shall accrue at the rate of 8.0% per annum, compounded daily. Notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law, as provided in Section 17 hereof. Upon the occurrence of an Event of Default (as defined below), the Outstanding Balance (as defined below) of this Note shall accrue interest at the rate of 22.00% per annum, compounded daily, from and after the date of the occurrence of the Event of Default, whether before or after judgment. Interest shall accrue on the basis of a 360 day year for the actual number of days elapsed. The Borrower shall pay to the Lender all outstanding amounts due hereunder in a payment due on or before the date that is nine (9) months from the date hereof (the “Maturity Date”). All payments owing hereunder shall be in lawful money of the United States of America delivered to the Lender at the address furnished to the Borrower for that purpose. All payments shall be applied first to (a) costs of collection, if any, then to (b) fees and penalties, if any, then to (c) accrued and unpaid interest, and thereafter (d) to principal. For purposes hereof, the term “Outstanding Balance” means the sum of the outstanding principal balance of this Note and any accrued but unpaid interest, collection and enforcement costs, and any other fees, penalties, adjustments, including without limitation, the Default Effects, incurred under this Note, including, without limitation, any increases in connection with a prepayment of this Note as provided for in Section 3 hereof.

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2.                  Conversion.

(a)                Optional Conversion. At any time or from time to time after the date that is one hundred eighty (180) days from the date hereof and prior to payment in full of the entire Outstanding Balance, the Lender shall have the right, at the Lender’s option, to convert the Outstanding Balance, in whole or in part (the “Conversion Amount”), into shares of common stock, par value $0.001 per share (the “Common Stock”) of the Borrower. The number of shares of Common Stock to be issued upon a conversion hereunder shall be determined by dividing (1) the Conversion Amount by (2) the Conversion Price (as defined below). For purposes hereof, the “Conversion Price” is calculated on the applicable date as follows: (i) 61% (the “Conversion Factor”) multiplied by (ii) the average of the three lowest closing bid prices (the “Trade Price”) during the ten (10) Trading Days immediately preceding the Conversion Date (as defined below). The Trade Price will be determined above by using the closing bid price on the Over-the-Counter Bulletin Board, or applicable trading market (the “OTCBB”) as reported by Bloomberg, LP (“Bloomberg”), or if such information is not then being reported by Bloomberg, then as reported by such other data information source as may be selected by the Lender; or, if the OTCBB is not the principal trading market for such security, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded; or, if no closing bid price of such security is available in any of the foregoing manners, the average of the closing bid prices of any market makers for such security that are listed in the “pink sheets” by the National Quotation Bureau, Inc. If the Trading Price cannot be calculated for such security on each applicable date in the manner provided above, the Trade Price shall be the fair market value as mutually determined by the Borrower and the holders of a majority in interest of the Note(s) being converted for which the calculation of the Trade Price is required in order to determine the Conversion Price of such Note(s). “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

(b)               Conversion Price During Major Announcements. Notwithstanding anything contained in Section 2(a) to the contrary, in the event the Borrower (i) makes a public announcement that it intends to consolidate or merge with any other business entity (other than a merger in which the Borrower is the surviving or continuing corporation and its capital stock is unchanged) or sell or transfer all or substantially all of the assets of the Borrower, or (ii) any person, group or entity (including the Borrower) publicly announces a tender offer to purchase 50% or more of the Borrower’s Common Stock (or any other takeover scheme) (the date of the announcement referred to in clause (i) or (ii) is hereinafter referred to as the “Announcement Date”), then the Conversion Price shall, effective upon the Announcement Date and continuing through the Adjusted Conversion Price Termination Date (as defined below), be equal to the lower of (x) the Conversion Price which would have been applicable for a Conversion occurring on the Announcement Date, and (y) the Conversion Price that would otherwise be in effect. From and after the Adjusted Conversion Price Termination Date, the Conversion Price shall be determined as set forth in Section 2(a). For purposes hereof, “Adjusted Conversion Price Termination Date” shall mean, with respect to any proposed transaction or tender offer (or takeover scheme) for which a public announcement as contemplated by this Section 2(b) has been made, the date upon which the Borrower (in the case of clause (i) above) or the person, group or entity (in the case of clause (ii) above) consummates or publicly announces the termination or abandonment of the proposed transaction or tender offer (or takeover scheme) which caused this Section 2(b) to become operative.

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(c)                Conversion Mechanics. In order to convert this Note into Common Stock, the Lender shall give written notice to the Borrower at its principal corporate office or the notice address provided in the Purchase Agreement (which notice, notwithstanding anything herein to the contrary, may be given via facsimile, email, or other means in the discretion of the Lender) pursuant to the forms attached hereto as Exhibit A (the “Conversion Notice”) and Exhibit A-1 (the “Conversion Worksheet”) of the election to convert the same pursuant to this Section 2 (the date on which a Conversion Notice is given, a “Conversion Date”). Such Conversion Notice shall state the Conversion Amount, the number of shares of Common Stock to which the Lender is entitled pursuant to the Conversion Notice (the “Conversion Shares”), and the account into which the shares of Common Stock are to be deposited (the “Lender Account”). The Borrower shall immediately, but in no event later than three (3) Trading Days after receipt of a Conversion Notice (the “Delivery Date”), deliver the Conversion Shares to the Lender Account. Notwithstanding anything to the contrary herein, all such deliveries of Conversion Shares shall be electronic, via DWAC. In the event the Borrower fails to deliver the Conversion Shares on or before the Delivery Date, in addition to all other remedies available to the Lender hereunder or under any other Transaction Documents and at law or in equity, a penalty equal to 1.83% of the Conversion Amount shall be added to the balance of this Note per day until such Conversion Shares are delivered. The conversion shall be deemed to have been made immediately prior to the close of business on the date of the Conversion Notice, and the person or entity entitled to receive the shares of Common Stock upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(d)               No Fractional Shares. Conversion calculations pursuant to this Section 2 shall be rounded up to the nearest whole share, and no fractional shares shall be issuable by the Borrower upon conversion of this Note or any portion thereof. All shares issuable upon conversion of this Note or any portion thereof shall be aggregated for purposes of determining whether such conversion would result in the issuance of a fractional share.

(e)                No Impairment. The Borrower will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Borrower, but will at all times in good faith assist in the carrying out of all the provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Lender against impairment.

3.                  Prepayment by the Borrower. Prior to the date that is one hundred and eighty (180) days from the date hereof, so long as no Event of Default shall have occurred and the Borrower shall have a sufficient number of shares of Common Stock authorized to accommodate conversion of the Outstanding Balance, the Borrower may, in its sole and absolute discretion and upon giving the Lender not less than five (5) Trading Days written notice (a “Prepayment Notice”), pay in cash all or any portion of the Outstanding Balance at any time prior to the Maturity Date, provided that in the event the Borrower elects to prepay all or any portion of the Outstanding Balance, it shall pay to the Lender (a) 130% of the portion of the Outstanding Balance the Borrower elects to prepay if the prepayment occurs prior to the date that is sixty (60) days from the date hereof, (b) 140% of the portion of the Outstanding Balance the Borrower elects to prepay if the prepayment occurs on a date that is between sixty-one (61) days and one hundred twenty (120) days from the date hereof, and (c) 150% of the portion of the Outstanding Balance the Borrower elects to prepay if the prepayment occurs on a date that is between one hundred twenty-one (121) days and one hundred eighty (180) days from the date hereof. If the Borrower delivers a Prepayment Notice and fails to pay the specified prepayment amount due to the Lender within two (2) Trading Days following the date of prepayment set forth in the Prepayment Notice, the Borrower shall forever forfeit its right to repay this Note pursuant to this Section.

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4.                  Certain Adjustments. The number and class of securities into which this Note may be converted under Section 2 shall be subject to adjustment in accordance with the following provisions:

(a)                Computation of Adjusted Conversion Price. Except as hereinafter provided, in case the Borrower shall at any time after the date hereof issue or sell any (i) shares of Common Stock or preferred shares convertible into Common Stock, or (ii) debt, warrants, options or other instruments or securities convertible into or exercisable for shares of Common Stock (together herein referred to as “Equity Securities”), in each case for consideration (or with a conversion price or exercise price) per share of Common Stock less than the Conversion Price in effect immediately prior to the issuance or sale of such securities or instruments, or without consideration, other than for Excepted Issuances (as defined below), then forthwith upon such issuance or sale, the Conversion Price shall (until another such issuance or sale) be reduced to the price equal to the price (or conversion price or exercise price) of any such securities or instruments; provided, however, that in no event shall the Conversion Price be adjusted pursuant to this computation to an amount in excess of the Conversion Price in effect immediately prior to such computation. For the purposes of this Section 4, the term Conversion Price shall mean the Conversion Price per share set forth in Section 2(a) hereof, as adjusted from time to time pursuant to the provisions of this Section.

“Excepted Issuances” shall mean, collectively, (i) the Borrower’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital and in which holders of such securities or debt are not at any time granted registration rights, and (ii) the Borrower’s issuance of Common Stock or the issuance or grant of options to purchase Common Stock to employees, directors, and consultants, pursuant to plans or agreements which are constituted or in effect on the date of this Note.

For purposes of any computation to be made in accordance with this Section 4, the following provisions shall be applicable:

(i)                   In case of the issuance or sale of any Equity Securities for consideration part or all of which shall be cash, the amount of the cash consideration shall be deemed to be the amount of cash received by the Borrower for such Equity Securities (or, if Equity Securities are offered by the Borrower for subscription, the subscription price, or, if such securities shall be sold to underwriters or dealers for public offering without a subscription price, the public offering price, before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or other persons or entities performing similar services), or any expenses incurred in connection therewith and less any amounts payable to security holders or any affiliate thereof, including, without limitation, any employment agreement, royalty, consulting agreement, covenant not to compete, earnout or contingent payment right or similar arrangement, agreement or understanding, whether oral or written; all such amounts shall be valued at the aggregate amount payable thereunder whether such payments are absolute or contingent and irrespective of the period or uncertainty of payment, the rate of interest, if any, or the contingent nature thereof.

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(ii)                 In case of the issuance or sale (otherwise than as a dividend or other distribution on any capital stock of the Borrower) of Equity Securities for consideration part or all of which shall be other than cash, the amount of the consideration other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Borrower.

(iii)                Equity Securities issuable by way of dividend or other distribution on any capital stock of the Borrower shall be deemed to have been issued immediately after the opening of business on the day following the record date for the determination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

(iv)               The reclassification of securities of the Borrower other than Equity Securities into securities including Equity Securities shall be deemed to involve the issuance of such Equity Securities for consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such securities, and the value of the consideration allocable to such securities shall be determined as provided in this Section 4.

(v)                 The number of Equity Securities at any one time outstanding shall include the aggregate number of shares of Common Stock issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of then outstanding options, rights, warrants, and convertible and exchangeable securities.

(b)               Adjustment for Reorganization or Recapitalization. If, while this Note remains outstanding and unconverted, there shall be a reorganization or recapitalization of the Borrower (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), all necessary or appropriate lawful provisions shall be made so that the Lender shall thereafter be entitled to receive upon conversion of this Note, the greatest number of shares of stock or other securities or property that a holder of the class of securities deliverable upon conversion of this Note would have been entitled to receive in such reorganization or recapitalization if this Note had been converted immediately prior to such reorganization or recapitalization, all subject to further adjustment as provided in this Section 4. If the per share consideration payable to the Lender for such class of securities in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board of Directors of the Borrower. The foregoing provisions of this subsection shall similarly apply to successive reorganizations or recapitalizations and to the stock or securities of any other corporation that are at the time receivable upon the conversion of this Note. In all events, appropriate adjustment shall be made in the application of the provisions of this Note (including adjustment of the Conversion Price and number of shares of Common Stock into which this Note is then convertible pursuant to the terms and conditions of this Note) with respect to the rights and interests of the Lender after the transaction, to the end that the provisions of this Note shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization or recapitalization upon conversion of this Note.

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(c)                Adjustments for Split, Subdivision or Combination of Shares. If the Borrower at any time while this Note remains outstanding and unconverted, shall split or subdivide any class of securities into which this Note may be converted into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such split or subdivision shall be proportionately increased and the Conversion Price and any other applicable prices for such class of securities shall be proportionately decreased. If the Borrower at any time while this Note, or any portion hereof, remains outstanding and unconverted shall combine any class of securities into which this Note may be converted, into a different number of securities of the same class, the number of shares of such class issuable upon conversion of this Note immediately prior to such combination shall be proportionately decreased and the Conversion Price and any other applicable prices for such class of securities shall be proportionately increased.

(d)               Adjustments for Dividends in Stock or Other Securities or Property. If, while this Note remains outstanding and unconverted, the holders of any class of securities as to which conversion rights under this Note exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Borrower by way of dividend, then and in each case, this Note shall represent the right to acquire, in addition to the number of shares of such class of security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Borrower that such holder would hold on the date of such conversion had such holder been the holder of record of the class of security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available to such holder as aforesaid during said period, giving effect to all adjustments called for during such period by the provisions of this Section 4.

(e)                Adjustments for Spin Offs. If, at any time while any portion of this Note remains outstanding and unconverted, the Borrower spins off or otherwise divests itself of a part of its business or operations or disposes of all or of a part of its assets in a transaction (the “Spin Off”) in which the Borrower, in addition to or in lieu of any other compensation received and retained by the Borrower for such business, operations or assets, causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Borrower, the Borrower shall cause (i) to be reserved Spin Off Securities equal to the number thereof which would have been issued to the Lender had the entire balance of this Note outstanding on the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Borrower been converted as of the close of business on the Trading Day immediately before the Record Date (the “Reserved Spin Off Shares”), and (ii) to be issued to the Lender on the conversion of all or any portion of this Note, such amount of the Reserved Spin Off Shares equal to (x) the Reserved Spin Off Shares multiplied by (y) a fraction, of which (I) the numerator is the principal amount of the portion of the Outstanding Balance then being converted, and (II) the denominator is the entire Outstanding Balance of this Note. In the event of any Spin Off, (i) the Lender shall have the right to convert the Outstanding Balance by delivering a Conversion Notice to the Borrower within ten (10) days of receipt of notice of such Spin Off from the Borrower, or (ii) immediately upon the consummation of a Spin Off, all amounts owed under this Note shall accelerate and be immediately due and payable in the sole discretion of the Lender.

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(f)                No Change Necessary. The form of this Note need not be changed because of any adjustment in the number and class of securities issuable upon its conversion.

5.                  Further Adjustments. In case at any time or, from time to time, the Borrower shall take any action that affects the class of securities into which this Note may be converted under Section 2, other than an action described herein, then, unless such action will not have a material adverse effect upon the rights of the Lender, the number and class of securities into which this Note is convertible shall be adjusted in such a manner and at such time as shall be equitable under the circumstances.

6.                  Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to Section 4 or Section 5, the Borrower at its sole expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Lender a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Lender, furnish or cause to be furnished to the Lender a like certificate setting forth (i) such adjustments and readjustments, and (ii) the number and class of securities and the amount, if any, of other property which at the time would be received upon the conversion of this Note under Section 2.

7.                  Change of Control. In the event of (i) any transaction or series of related transactions (including any reorganization, merger or consolidation) that results in the transfer of 50% or more of the outstanding voting power of the Borrower, or (ii) a sale of all or substantially all of the assets of the Borrower to another person or entity, this Note shall be automatically due and payable in cash. The Borrower will give the Lender not less than ten (10) Trading Days prior written notice of the occurrence of any events referred to in this Section 7.

8.                  Representations and Warranties of the Borrower. In addition to the representations and warranties set forth in the Purchase Agreement, which are incorporated herein, the Borrower hereby represents and warrants to the Lender that:

(a)                The Borrower understands and acknowledges that the number of Conversion Shares issuable upon conversion of this Note will increase in certain circumstances. The Borrower further acknowledges that its obligation to issue Conversion Shares upon conversion of this Note in accordance with its terms is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Borrower;

(b)               The Borrower is not and for at least the last 12 months prior to the date hereof has not been a “shell company,” as defined in paragraph (i)(1)(i) of Rule 144 or Rule 12(b)(2) of the Exchange Act;

(c)                The Borrower is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act and has filed all required reports under Section 13 or Section 15(d) of the Exchange Act during the 12 months prior to the date hereof (or for such shorter period that the Borrower was required to file such reports); and

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(d)               The issuance of this Note has been duly authorized by the Borrower. Upon conversion in accordance with the terms of this Note, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable, free from all taxes, liens, claims, pledges, mortgages, restrictions, obligations, security interests and encumbrances of any kind, nature and description. The Borrower has reserved from its duly authorized capital stock the appropriate number of shares of Common Stock for issuance upon conversion of this Note as required by the terms of this Note.

9.                  Affirmative and Negative Covenants. In addition to the covenants set forth in the Purchase Agreement, the Borrower covenants and agrees, while any portion of this Note remains outstanding and unconverted, as follows:

(a)                The Borrower shall do all things necessary to preserve and keep in full force and effect its corporate existence including, without limitation, maintain all licenses or similar qualifications required by it to engage in its business in all jurisdictions in which it is at the time so engaged; and continue to engage in business of the same general type as conducted as of the date hereof; and continue to conduct its business substantially as now conducted or as otherwise permitted hereunder;

(b)               The Borrower shall pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, which, if unpaid, might reasonably be expected to give rise to liens or charges upon such properties or any part thereof, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and the Borrower has maintained adequate reserves with respect thereto in accordance with GAAP;

(c)                The Borrower shall comply in all material respects with all federal, state and local laws and regulations, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations and requirements (collectively, “Requirements”) of all governmental bodies, departments, commissions, boards, insurers, courts, authorities, officials or officers which are applicable to the Borrower or any of its properties, except where the failure to so comply would not have a Material Adverse Effect on the Borrower or any of its properties; provided, however, that nothing provided herein shall prevent the Borrower from contesting the validity or the application of any Requirements;

(d)               The Borrower shall keep proper records and books of account with respect to its business activities, in which proper entries, reflecting all of their financial transactions, are made in accordance with GAAP;

(e)                From the date hereof until the date that is six (6) months after the date that all the Conversion Shares either have been sold by the Lender, or may permanently be sold by the Lender without any restrictions pursuant to Rule 144 (the “Registration Period”), the Borrower shall file with the Securities and Exchange Commission (the “SEC”) in a timely manner all required reports under Sections 13 or 15(d) of the Exchange Act and such reports shall conform to the requirement of the Exchange Act and the SEC for filing thereunder;

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(f)                The Borrower shall furnish to the Lender, so long as the Lender owns any Common Stock, promptly upon request, (i) a written statement by the Borrower that it has complied with the reporting requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Borrower and such other reports and documents so filed by the Borrower, and (iii) such other information as may be reasonably requested to permit the Lender to sell such securities pursuant to Rule 144 without registration;

(g)               During the Registration Period, the Borrower shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination;

(h)               On the date hereof and at all times prior to the repayment in full of this Note, the Borrower shall reserve the number of shares required by the Share Reserve for the purpose of, among other things, the conversion of this Note. The Borrower represents that it has sufficient authorized and unissued shares of Common Stock available to create the Share Reserve after considering all other commitments that may require the issuance of Common Stock. The Borrower shall take all action reasonably necessary to at all times have authorized, and reserved for the purpose of issuance, such number of shares of Common Stock as shall be necessary to effect the full conversion of the Note multiplied by five (5) (the “Share Reserve”). If at any time the Share Reserve is insufficient to effect the full conversion of the Note, the Borrower shall increase the Share Reserve accordingly. If the Borrower does not have sufficient authorized and unissued shares of Common Stock available to increase the Share Reserve, the Borrower shall call and hold a special meeting of the stockholders within thirty (30) days of such occurrence, for the sole purpose of increasing the number of authorized shares. The Borrower’s management shall recommend to the stockholders to vote in favor of increasing the number of shares of Common Stock authorized. Management shall also vote all of its shares in favor of increasing the number of authorized shares of Common Stock. The Borrower shall use its best efforts to cause such additional shares of Common Stock to be authorized so as to comply with the requirements of this Section 9(h);

(i)                 The Common Stock shall be listed or quoted for trading on any of (i) NYSE Amex, (ii) the New York Stock Exchange, (iii) the Nasdaq Global Market, (iv) the Nasdaq Capital Market, (v) the OTC Bulletin Board, or (f) the OTCQX or OTCQB (each, a “Primary Market”). The Borrower shall promptly secure the listing of all of its securities issuable under the terms of the Transaction Documents upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all securities from time to time issuable under the terms of the Transaction Documents;

(j)                 The Borrower shall notify the Lender in writing, promptly upon learning thereof, of any litigation or administrative proceeding commenced or threatened against the Borrower involving a claim in excess of $100,000.00;

(k)               The Borrower shall use the proceeds from this Note for working capital and general corporate purposes only; and

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(l)                 The Borrower shall notify the Lender in writing, promptly upon the occurrence of any Event of Default.

10.              Default. Upon each occurrence of any of the following events (each, an “Event of Default”), (i) with respect to an Event of Default occurring under all subsections other than subsection (c) of this Section 10, the Outstanding Balance shall immediately increase to the higher of (A) 150% of the Outstanding Balance immediately prior to the occurrence of the Event of Default, and (B) 150% of the value of the Conversion Shares if the entire Outstanding Balance were converted pursuant to Section 2 above and sold at the highest closing price for the Common Stock during the period the Event of Default was continuing for any such Event of Default, (ii) with respect to an Event of Default occurring under subsection (c) hereof, the Outstanding Balance shall immediately increase to the higher of (A) 200% of the Outstanding Balance immediately prior to the occurrence of the Event of Default, and (B) 200% of the value of the Conversion Shares if the entire Outstanding Balance were converted pursuant to Section 2 above and sold at the highest closing price for the Common Stock during the period the Event of Default was continuing for such Event of Default, and (iii) this Note shall accrue interest at the rate of 1.83% per month (or 22% per annum), compounding daily, whether before or after judgment (the “Default Effects”); provided, however, that (1) in no event shall the Default Effects be applied more than two times, and (2) notwithstanding any provision to the contrary herein, in no event shall the applicable interest rate at any time exceed the maximum interest rate allowed under applicable law. Additionally, upon the occurrence of an Event of Default, the Lender may by written notice to the Borrower declare the entire Outstanding Balance immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding; provided, however, that upon the occurrence or existence of any Event of Default described in Section 10(f), (g) or (h), immediately and without notice, all outstanding obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding:

(a)                Failure to Pay. The Borrower shall fail to make any payment when due and payable under the terms of this Note including, without limitation, any payment of costs, fees, interest, principal or other amount due hereunder.

(b)               Judgment. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any of its property or other assets for more than $200,000.

(c)                Failure to Deliver Shares. The Borrower (or its transfer agent) fails to issue the Conversion Shares (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Lender of the conversion rights of the Lender in accordance with Section 2(c) of this Note, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for Conversion Shares issued to the Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note, the Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any Conversion Shares to be issued to the Lender upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Conversion Shares as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor any such obligations) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after the Lender shall have delivered a Notice of Conversion.

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(d)               Breach of Covenants. The Borrower or its subsidiaries, if any, shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Note or any of the other Transaction Documents, including without limitation all reporting covenants and covenants to timely file all required quarterly and annual reports and any other filings required pursuant to Rule 144.

(e)                Breach of Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of the Borrower to the Lender in writing included in this Note or in connection with any of the Transaction Documents, or as an inducement to the Lender to enter into this Note or any of the other Transaction Documents, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished or become false thereafter.

(f)                Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for, or consent to, or otherwise be subject to, the appointment of a receiver, trustee, liquidator, assignee, custodian, sequestrator, or other similar official for a substantial part of its property or business.

(g)               Failure to Pay Debts. If any of the Borrower’s assets are assigned to its creditors or if the Borrower fails to pay its debts generally as they become due.

(h)               Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

(i)                 Delisting of Common Stock. The Borrower shall fail to maintain the listing or the quotation of the Common Stock on at least one of the OTCBB or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the New York Stock Exchange, or the American Stock Exchange.

(j)                 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

(k)               Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Borrower’s ability to continue as a “going concern” shall not be an admission that the Borrower cannot pay its debts as they become due.

(l)                 Maintenance of Assets. The failure by Borrower to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future).

(m)             Financial Statement Restatement. The restatement of any financial statements filed by the Borrower with the SEC for any date or period from two years prior to the date of this Note and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Lender with respect to this Note or the Purchase Agreement.

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(n)               Reverse Split. The Borrower effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Lender.

(o)               Replacement of Transfer Agent. In the event that the Borrower proposes to replace its transfer agent, the Borrower fails to provide, prior to the effective date of such replacement, a fully executed Transfer Agent Letter (as defined by the Purchase Agreement) in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower.

(p)               Governmental Action. If any governmental or regulatory authority takes or institutes any action that will materially affect the Borrower’s financial condition, operations or ability to pay or perform the Borrower’s obligations under this Note.

(q)               Share Reserve. The Borrower’s failure to maintain the Share Reserve pursuant to the Purchase Agreement.

(r)                 Cross Default. Notwithstanding anything to the contrary contained in this Note or the other Transaction Documents, a breach or default by the Borrower of any covenant or other term or condition contained in (i) the Note, (ii) any of the other Transaction Documents, or (iii) any Other Agreements (defined below); shall, at the option of the Lender, be considered a default under this Note, in which event the Lender shall be entitled (but in no event required) to apply all rights and remedies of the Lender under the terms of this Note. “Other Agreements” means, collectively, all existing and future agreements and instruments between, among or by: (1) the Borrower (or a subsidiary), and, or for the benefit of, (2) the Lender and any affiliate of the Lender, including, without limitation, promissory notes, purchase agreements, contracts or other agreements or undertakings; provided, however, the term “Other Agreements” shall not include the Transaction Documents. The intent of this provision is that all existing and future loan transactions will be cross-defaulted with each other loan transaction and with all other existing and future debt of Borrower to the Lender.

11.              Ownership Limitation. Notwithstanding the provisions of this Note, if at any time after the date hereof, the Lender shall or would receive shares of Common Stock in payment of interest or principal under this Note or upon conversion of this Note, so that the Lender would, together with other shares of Common Stock held by it or its Affiliates, own or beneficially own by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “9.99% Cap”), the Borrower shall not be obligated and shall not issue to the Lender shares of Common Stock which would exceed the 9.99% Cap, but only until such time as the 9.99% Cap would no longer be exceeded by any such receipt of shares of Common Stock by the Borrower. The foregoing limitations are enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of the Lender.

12.              No Rights or Liabilities as Stockholder. This Note does not by itself entitle the Lender to any voting rights or other rights as a stockholder of the Borrower. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Lender, shall cause the Lender to be a stockholder of the Borrower for any purpose.

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13.              Unconditional Obligation. No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the currency or where contemplated herein in shares of Common Stock, as applicable, as herein prescribed. This Note is a direct obligation of the Borrower and not subject to offsets, counterclaims, credits or deductions.

14.              Confession of Judgment. Upon the occurrence of an Event of Default, in addition to any other rights or remedies the Lender may have under the Transaction Documents or applicable law, the Lender shall have the right, but not the obligation, to cause the Judgment by Confession attached to the Purchase Agreement to be entered into a court of competent jurisdiction.

15.              Binding Effect. This Note shall be binding on the Parties and their respective heirs, successors, and assigns; provided, however, that the Borrower shall not assign its rights hereunder in whole or in part without the express written consent of the Lender.

16.              Governing Law; Venue. The terms of this Note shall be construed in accordance with the laws of the State of Utah as applied to contracts entered into by Utah residents within the State of Utah which contracts are to be performed entirely within the State of Utah. With respect to any disputes arising out of or related to this Note, the Parties consent to the exclusive personal jurisdiction of, and venue in, the state courts located in Salt Lake County, State of Utah (or in the event of federal jurisdiction, any United States District Court for the District of Utah), and hereby waive, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction or to any claim that such venue of the suit, action or proceeding is improper.

17.              Lawful Interest. It being the intention of the Lender and the Borrower to comply with all applicable laws with regard to the interest charged hereunder, it is agreed that, notwithstanding any provision to the contrary in this Note or any other Transaction Document, no such provision, including without limitation any provision of this Note providing for the payment of interest or other charges, shall require the payment or permit the collection of any amount in excess of the maximum amount of interest permitted by law to be charged for the use or detention, or the forbearance in the collection, of all or any portion of the indebtedness evidenced by this Note or by any extension or renewal hereof (“Excess Interest”). If any Excess Interest is provided for, or is adjudicated to be provided for, in this Note or any other Transaction Document, then in such event:

(a)                the provisions of this Section shall govern and control;

(b)               the Borrower shall not be obligated to pay any Excess Interest;

(c)                any Excess Interest that the Lender may have received hereunder shall, at the option of the Lender, be (i) applied as a credit against the principal balance due under this Note or the accrued and unpaid interest thereon not to exceed the maximum amount permitted by law, or both, (ii) refunded to the Borrower, or (iii) any combination of the foregoing;

(d)               the applicable interest rate or rates shall be automatically subject to the reduction to the maximum lawful rate allowed to be contracted for in writing under the applicable governing usury laws, and this Note and the Transaction Documents shall be deemed to have been, and shall be, reformed and modified to reflect such reduction in such interest rate or rates; and

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(e)                the Borrower shall not have any action or remedy against the Lender for any damages whatsoever or any defense to enforcement or this Note or arising out of the payment or collection of any Excess Interest.

18.              Pronouns. Regardless of their form, all words used in this Note shall be deemed singular or plural and shall have the gender as required by the text.

19.              Headings. The various headings used in this Note as headings for sections or otherwise are for convenience and reference only and shall not be used in interpreting the text of the section in which they appear and shall not limit or otherwise affect the meanings thereof.

20.              Severability. If any part of this Note is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted by law and the balance of this Note shall remain in full force and effect.

21.              Attorneys’ Fees. If any action at law or in equity is necessary to enforce this Note or to collect payment under this Note, the Lender shall be entitled to recover reasonable attorneys’ fees directly related to such enforcement or collection actions.

22.              Amendments and Waivers; Remedies. No failure or delay on the part of a Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a Party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by either Party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Borrower and the Lender and (ii) only in the specific instance and for the specific purpose for which made or given.

23.              Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient, as set forth in the Purchase Agreement. Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth in the Purchase Agreement using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient or receipt is confirmed electronically or by return mail. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in any manner herein set forth.

24.              Entire Agreement. This Note, together with the other Transaction Documents, contains the complete understanding and agreement of the Borrower and the Lender and supersedes all prior representations, warranties, agreements, arrangements, understandings, and negotiations with respect to the subject matter thereof. THIS NOTE, TOGETHER WITH THE OTHER TRANSACTION DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the Borrower has executed this Note as of the date set forth above.

Exhibits

Exhibit A – Conversion Notice

Exhibit A-1 – Conversion Worksheet

THE BORROWER:

SUNVALLEY SOLAR, INC.

By: /s/ Zhijian Zhang
Name: Zhijian Zhang
Title: CEO

ACKNOWLEDGED, ACCEPTED AND AGREED:

TONAQUINT, INC.

By: /s/ John M. Fife

John M. Fife, President

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EXHIBIT A

Tonaquint, Inc.

303 EAST WACKER DRIVE, SUITE 1200

CHICAGO, ILLINOIS 60601

Date:

Sunvalley Solar, Inc. 398 Lemon Creek Dr., Suite A Walnut, CA 91789 Attn: _________	VIA FAX:

CONVERSION NOTICE

The above-captioned Lender hereby gives notice to Sunvalley Solar, Inc., a Nevada corporation (the “Company”), pursuant to that certain Convertible Promissory Note made by the Company in favor of the Lender on October 18, 2011, as the same may be amended from time to time, (the “Note”), that the Lender elects to convert the portion of the Note balance set forth below into fully paid and non-assessable shares of Common Stock of the Company as of the date of conversion specified below. Such conversion shall be based on the Conversion Price set forth below. In the event of a conflict between this Conversion Notice and the Note, the Note shall govern, or, in the alternative, at the election of the Lender in its sole discretion, the Lender may provide a new form of Conversion Notice to conform to the Note.

  Date of conversion: ____________
  Conversion #: ____________
  Conversion Amount: ____________
  Average trade price ___ (of lowest (3) Trading Days of the last 10 Trading Days per Exhibit A-1)
  Conversion Factor: 61%
  Conversion Price: _______________ (D multiplied by E)
  Conversion Shares: _______________ (C divided by F)
  Remaining Note Balance: ____________

Please transfer the Conversion Shares electronically (via DWAC) to the following account:

Broker:	Address:
DTC#:
Account #:
Account Name:

Sincerely,

Tonaquint, Inc.

By: _______________________

John M. Fife, President

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EXHIBIT A-1

CONVERSION WORKSHEET

Trading Day	Closing Bid Price	Lowest (Yes or No)

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